Exhibit 10.1

AMERISTAR CASINOS, INC.
AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

(Effective as of June 17, 2005)

     SECTION 1. Purposes.

     The purposes of the Ameristar Casinos, Inc. Amended and Restated 1999 Stock Incentive Plan (the “Plan”) are to (i) enable Ameristar Casinos, Inc. (the “Company”) and Related Companies (as defined below) to attract, motivate and retain top-quality directors, officers, employees, consultants, advisers and independent contractors (including without limitation dealers, distributors and other business entities or persons providing services on behalf of the Company or a Related Company), (ii) provide substantial incentives for such directors, officers, employees, consultants, advisers and independent contractors of the Company or a Related Company (“Participants”) to act in the best interests of the stockholders of the Company and (iii) reward extraordinary effort by Participants on behalf of the Company or a Related Company. For purposes of the Plan, a “Related Company” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a twenty percent (20%) beneficial ownership interest.

     SECTION 2. Types of Awards. Awards under the Plan may be in the form of (i) Stock Options or (ii) Restricted Stock.

     SECTION 3. Administration.

     3.1 Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee of directors as the Board shall designate, which committee in either such case shall consist solely of not less than two “non-employee directors” (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule (“Rule 16b-3”)) who shall serve at the pleasure of the Board, each of whom shall also be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto (“Section 162(m)”); provided, however, that if there are not two persons on the Board who meet the foregoing qualifications, any such committee may be comprised of two or more directors of the Company, none of which is an officer (other than a non-employee Chairman of the Board of the Company) or an employee of the Company or a Related Company. If no such committee has been appointed by the Board, the Plan shall be administered by the Board, and the Plan shall be administered by the Board to the extent provided in the last sentence of this Section. Such committee as shall be designated to administer the Plan, if any, or the Board is referred to herein as the “Committee.” Notwithstanding any other provision of the Plan to the contrary, if such a committee has been designated to administer the Plan, all actions with respect to the administration of the Plan in respect of the members of such committee shall be taken by the Board.

     3.2 The Committee shall have the following authority with respect to awards under the Plan to Participants: to grant awards to eligible Participants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

     (a) to determine whether and to what extent any award or combination of awards will be granted hereunder;

     (b) to select the Participants to whom awards will be granted;

     (c) to determine the number of shares of the common stock of the Company, $0.01 par value (the “Stock”), to be covered by each award granted hereunder, provided that no Participant will be granted Stock Options on or with respect to more than 2,000,000 shares of Stock in any calendar year;

     (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

     (e) to determine the treatment of awards upon a Participant’s retirement, disability, death, termination for cause or other termination of employment or other qualifying relationship with the Company or a Related Company;

     (f) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the Participant currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Participant, or that the Participant has no rights with respect to such dividends;

     (g) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a Participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

     (h) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, subject to such terms and conditions as the Committee may specify;

     (i) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

     (j) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices.

     3.3 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all Participants.

     3.4 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

     SECTION 4. Stock Subject to Plan.

     4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 14,000,000 (subject to adjustment as provided in Section 4.3); provided, however, that no award of a Stock Option or Restricted Stock may be made at any time if, after giving effect to such award, (i) the total number of shares of Stock issued upon the exercise of options under the Plan and the Company’s Management Stock Option Incentive Plan, as amended and restated through September 4, 1996 (the “Prior Plan”) plus (ii) the total number of shares of Stock issuable upon exercise of all outstanding options of the Company under the Plan and the Prior Plan plus (iii) the total number of shares of Stock underlying awards of Restricted Stock under the Plan (whether or not the applicable restrictions have lapsed) would exceed 14,000,000 shares (subject to adjustment as provided in Section 4.3). Shares of Stock issuable in connection with any award under the Plan may consist of authorized but unissued shares or treasury shares.

     4.2 To the extent a Stock Option terminates without having been exercised, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan, subject to the limitations set forth in Section 4.1, unless the forfeiting Participant received any benefits of ownership such as dividends from the forfeited award.

     4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.3 occurs and an adjustment is made in the outstanding Stock Options, a similar adjustment shall be made in the maximum number of shares covered by Stock Options that may be granted to any employee pursuant to Section 3.2(c).

     SECTION 5. Eligibility.

     Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

     SECTION 6. Stock Options.

     6.1 The Stock Options awarded to officers and employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or any successor provision thereto (“Section 422”); and (ii) Non-Qualified Stock Options. If any Stock Option does not qualify as an Incentive Stock Option, or the Committee at the time of grant determines that any Stock Option shall be a Non-Qualified Stock Option, it shall constitute a Non-Qualified Stock Option. Stock Options awarded to any Participant who is not an officer or employee of the Company or a Related Company shall be Non-Qualified Stock Options.

     6.2 Subject to the following provisions, Stock Options awarded to Participants under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but in no event longer than one hundred twenty (120) months after the date of grant of such Stock Option.

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock acceptable to the Committee already owned by the optionee or subject to awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the award in question.

     (e) No Stockholder Rights. An optionee shall have no rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such             shares.

     (f) Surrender Rights. The Committee may provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

     (g) Non-Transferability; Limited Transferability. A Stock Option Agreement may permit an optionee to transfer the Stock Option to his or her children, grandchildren or spouse (“Immediate Family”), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships or limited liability companies in which such Immediate Family members are the only partners or members if (i) the agreement setting forth such Stock Option expressly provides that such Stock Option may be transferred only with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for such transfer other than the receipt of an interest in the trust, partnership or limited liability company to which the non-qualified option is transferred. Any Stock Option so transferred shall continue to be subject to the same terms and conditions as were applicable to such Stock Option immediately prior to the transfer thereof. Any Stock Option not (x) granted pursuant to any agreement expressly allowing the transfer of such Stock Option or (y) amended expressly to permit its transfer shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Stock Option shall be exercisable during the optionee’s lifetime only by the optionee.

     (h) Termination of Relationship. If an optionee’s employment or other qualifying relationship with the Company or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee; provided, however, that unless employment or such other qualifying relationship is terminated for cause (as may be defined by the Committee in connection with the grant of any Stock Option), the Stock Option shall remain exercisable (to the extent that it was otherwise exercisable on the date of termination) for (A) at least six (6) months from the date of termination if termination was caused by death or disability or (B) at least ninety (90) days from the date of termination if termination was caused by other than death or disability. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death.

     (i) Option Grants to Participants Subject to Section 16. If for any reason any Stock Option granted to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, neither the Stock Option (except upon its exercise) nor the

Stock underlying the Stock Option may be disposed of by the Participant until six months have elapsed following the date of grant of the Stock Option, unless the Committee otherwise specifically permits such disposition.

     6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than one hundred percent (100%) of the Fair Market Value (as defined below) of the Stock on the date of the award of the Stock Option (or less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of award of the Stock Option if the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (ii) be exercisable more than ten (10) years after the date such Incentive Stock Option is awarded (five (5) years after the date of award if the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (iii) be awarded more than ten (10) years after the effective date of the Plan (or the latest restatement of the Plan) or (iv) be transferable other than by will or by the laws of descent and distribution. In addition, the aggregate Fair Market Value (determined as of the time a Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after December 31, 1986 are exercisable for the first time by a Participant in any calendar year (under the Plan and any other plans of the Company or any subsidiary or parent corporation) shall not exceed $100,000. For purposes of the Plan, “Fair Market Value” in relation to a share of the Stock means, if the Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above, the Fair Market Value shall be determined by the Committee in accordance with one of the valuation methods described in Section 20.2031-2 of the Federal Estate Tax Regulations (or any successor provision thereto).

     SECTION 7. Restricted Stock.

     Subject to the following provisions, all awards of Restricted Stock to Participants shall be in such form and shall have such terms and conditions as the Committee may determine:

     (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

     (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the Participant’s name, but the Committee may direct that such certificates be held by the Company on behalf of the Participant. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the Participant (or his or her designated beneficiary in the event of death), free of all restrictions.

     (c) The Committee may provide that the Participant shall have the right to vote or receive dividends, or both, on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

     (d) Except as may be provided by the Committee, in the event of a Participant’s termination of employment or other qualifying relationship with the Company or a Related Company before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that the lower of (i) any purchase price paid by the Participant and (ii) the Restricted Stock’s aggregate Fair Market Value on the date of forfeiture shall be paid in cash to the Participant.

     (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant’s Restricted Stock.

     (f) If for any reason any Restricted Stock awarded to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, the Restricted Stock may not be disposed of by the Participant until six months have elapsed following the date of award of the Restricted Stock, unless the Committee otherwise specifically permits such disposition.

     SECTION 8. Election to Defer Awards.

     The Committee may permit a Participant to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

     SECTION 9. Tax Withholding.

     9.1 Each Participant shall, no later than the date as of which the value of an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee (which may include delivery of shares of Stock already owned by the optionee or subject to awards hereunder) regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related

Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     9.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, a Participant may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock.

     SECTION 10. Amendments and Termination.

     No awards may be granted under the Plan more than ten (10) years after the date of approval of the Plan by the stockholders of the Company. The Board may discontinue the Plan at any earlier time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without stockholder approval except (i) if and to the extent necessary to satisfy any applicable mandatory legal or regulatory requirements (including the requirements of any stock exchange or over-the-counter market on which the Stock is listed or qualified for trading and any requirements imposed under any state securities laws or regulations as a condition to the registration of securities distributable under the Plan or otherwise), or (ii) as required for the Plan to satisfy the requirements of Section 162(m), Section 422 or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Plan to satisfy any such requirements.

     SECTION 11. Acceleration of Vesting in Certain Circumstances.

11.1	Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and expressly set forth in the agreement evidencing the Stock Option or Restricted Stock award, in the event of a Change in Control, (i) each Stock Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Stock at that time subject to such Stock Option shall automatically accelerate so that each such Stock Option shall, immediately upon the effective time of the Change in Control, become exercisable for all the shares of Stock at the time subject to such Stock Option and may be exercised for any or all of those shares as fully vested shares of Stock, and (ii) all shares of Restricted Stock outstanding under the Plan which are not otherwise fully vested shall automatically accelerate so that all such shares of Restricted Stock shall, immediately upon the effective time of the Change in Control, become fully vested, free of all restrictions.

11.2	Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and expressly set forth in the agreement evidencing the Stock Option or Restricted Stock award, in the event of a Corporate Transaction, (i) each Stock Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Stock at that time subject to such Stock Option shall automatically accelerate so that each such Stock Option shall, immediately prior to the effective time of the Corporate Transaction, become exercisable for all the shares of Stock at the time subject to such Stock Option and may be exercised for any or all of those shares as fully vested shares of Stock, and (ii) all shares of Restricted Stock outstanding under the Plan which are not otherwise fully vested shall automatically accelerate so that all such shares of Restricted Stock shall, immediately prior to the effective time of the Corporate Transaction, become fully vested, free of all restrictions.

11.3	As used in the Plan, a “Change in Control” shall be deemed to have occurred if:

(a)	Individuals who, as of January 24, 2003, constitute the entire Board (“Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company), also shall be an Incumbent Director; or

(b)	Any Person (as defined below) other than a Permitted Holder (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate fifty percent (50%) or more of either (i) the then outstanding shares of Stock or (ii) the Combined Voting Power (as defined below) of all then outstanding Voting Securities (as defined below) of the Company; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this clause (b) solely as the result of:

(A)	An acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Stock beneficially owned by any Person to fifty percent (50%) or more of the shares of Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to fifty percent (50%) or more of the Combined Voting Power of all then outstanding voting securities; or

(B)	An acquisition of securities directly from the Company, except that this Paragraph (B) shall not apply to:

(1)	any conversion of a security that was not acquired directly from the Company; or

(2)	any acquisition of securities if the Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board.

11.4	As used in the Plan, “Corporate Transaction” means (a) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an “Acquisition Transaction”) where (i) the stockholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the “Surviving Corporation”) (or of its ultimate parent corporation, if any) and (B) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Corporation (or of its ultimate parent corporation, if any) or (ii) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the board of directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or (b) the liquidation or dissolution of the Company.

11.5	For purposes of this Section 11:

(a)	“Combined Voting Power” shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of the then outstanding Voting Securities of such corporation;

(b)	“Permitted Holder” shall mean (i) the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) to the extent they hold securities in any capacity whatsoever, Craig H. Neilsen and Ray Neilsen and their respective estates, spouses, heirs, ancestors, lineal descendants, stepchildren, legatees and legal representatives, and the trustees of any bona fide trusts of which one or more of the foregoing are the sole beneficiaries or grantors thereof and (iii) any Person controlled, directly or indirectly, by one or more of the foregoing Persons referred to in the immediately preceding clause (ii), whether through the ownership of voting securities, by contract, in a fiduciary capacity, through possession of a majority of the voting rights (as directors and/or members) of a not-for-profit entity, or otherwise;

(c)	“Person” shall mean any individual, entity (including, without limitation, any corporation (including, without limitation, any charitable corporation or private foundation), partnership, limited liability company, trust (including, without limitation, any private, charitable or split-interest trust), joint venture, association or governmental body) or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that “Person” shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan; and
(d)	“Voting Securities” shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation.

     SECTION 12. General Provisions.

     12.1 If the granting of any award under the Plan or the issuance, purchase or delivery of Stock thereunder shall require, in the determination of the Committee from time to time and at any time, (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or over-the-counter market or under any federal or state law or (ii) the consent or approval of any government regulatory body, then any such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions, if any, as shall be acceptable to the Committee. In addition, in connection with the granting or exercising of any award under the Plan, the Committee may require the recipient to agree not to dispose of any Stock issuable in connection with such award, except upon the satisfaction of specified conditions, if the Committee determines such agreement is necessary or desirable in connection with any requirement or interpretation of any federal or state securities law, rule or regulation.

     12.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award under the Plan shall confer upon any director any right to continued service as a director.

     12.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     12.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     SECTION 13. Effective Date of Plan.

     The Plan shall be effective upon the approval of the Plan by (i) the Board of Directors of the Company and (ii) the stockholders of the Company acting by a majority of the votes cast at a duly held meeting of stockholders at which a quorum representing at least a majority of the outstanding shares is, either in person or by proxy, present and voting on the Plan.

     The Plan was duly approved by the Board of Directors of the Company on December 8, 2000.